SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

______________________________

Date of Report (Date of earliest event reported):  July 15, 2007

eMax Holdings Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	33-20394-D (Commission File Number)	84-1099450 (IRS Employer Identification No.)

358 S 700 St B149
Salt Lake City, Utah  84102
 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (850) 838-3629

5401 Kirkman Road, Suite 158
Orlando, Florida 32819

 (Former name or former address, if changed since last report.)

Table of Contents

To jump to a section, double-click on the section name.

Exhibit No.	Exhibit Description

23.1	Licensing Agreement dated April 17, 2007, among EMAX Holdings Corporation, and Artists Investments Corporation (Filed herewith.)

99.1	Press Release issued by Registrant, dated April 18, 2007 (Filed herewith.)
99.1	Press Release issued by Registrant, dated May 9, 2007 (Filed herewith.)
99.1	Press Release issued by Registrant, dated June 18, 2007 (Filed herewith.)
99.1	Press Release issued by Registrant, dated October 11, 2007 (Filed herewith.)

Item 5.01.  Changes in Control of Registrant.

    As reported in releases dated March 6, 2007 and May 8, 2007, Artists Investments Corporation had signed a letter of intent to acquire or merge with EMAX Holdings Corporation and subsequently Management finalized the transaction.

    On  April 30, 2007,  in acceptance  of and subject to the terms and  conditions of that certain Agreement (the "Agreement"),  between ARTISTS INNOVATIONS , Inc., a Utah company (the  "Company") and EMAX MEDIA GROUP, INC. A SUBSIDARY OF EMAX HOLDINGS CORPORATION, a Utah corporation, dated  April 30, 2007,  wherein  the  Company  caused to be  issued  an  aggregate  of 8,310,800  EMAX MEDIA GROUP, Inc. Shares of Preferred Stock, with a stated value of $1.00 per share of its $0.000001 par value preferred  stock, and convertible into 103,885,000 shares of common stock in EMAX Holdings Corporation in exchange for certain  licensing rights more fully  described in the Agreement

     On April 30, 2007 Artists Innovations Corporation,  a  Utah  company  ("Artists"), and eMax Media Group, Inc., a subsidiary of eMax Holdings Corporation, a Delaware  corporation  ("eMax"),  entered into a licensing Agreement for the marketing and exploitation rights to media, and technology rights .  (the  "Licensing  Agreement")  On May 2, 2007, the respective Boards of Directors of Artists and eMax and the holders of a majority of the issued and outstanding  shares of common stock,  $.000001 par  value,  approved and adopted the Licensing Agreement.  The licensing agreement from Artists Innovations for all non and exclusive marketing rights to the media, entertainment and technology rights was for a value of and wherein  there was  caused to be  issued  an  aggregate  of 8,310,800  EMAX MEDIA GROUP, Inc. Shares of Preferred Stock, with a stated value of $1.00 per share of its $0.000001 par value preferred  stock, and convertible into 103,885,000 shares of common stock in EMAX Holdings Corporation in exchange for certain  licensing rights more fully  described in the Agreement valued at $ 8,310,800 and with 103,885,000 shares of EMAX Holdings Corporation at a stated value of a ten day average trading price of $.08 per share of common stock to be and is being issued for the consideration of the rights

    eMax Holdings Corporation also announced  today that as they are finalizing the issuance of dividends. At this time the company is announcing increased dividends. For every shareholder that held shares on May 15, 2007, your dividend issuance will be one for each 1.84 common shares held, not 1 for 2, as originally announced , thus an eight percent gain. This event will cause the company to issue an additional 105,099,440 shares to be distributed to all shareholders as of the record date of May 15, 2007

    The Licensing was consummated and became  effective as of the close of business on May 15, 2007.

          After signing the Licensing agreement, the board of directors agreed to issue to their shareholders a new share of EMAX Holdings Corporation Common Stock for each 1.84 common shares they hold on the date of May 15, 2007 and as announced in the press release dated October 16, 2007. The company had originally announced a stock dividend for every two shares of common stock they owned in a press release on May 8, 2007. This is an increase of 10% dividend gain then initially announced by the company board of directors.

    A copy of the licensing Agreement is attached hereto as Exhibit 23.1 (Licensing Agreement)

(b)            The following table sets forth certain information regarding beneficial ownership of the common stock of EMAX HOLDINGS CORPORATION as of April 17, 2007, (prior to the issuance of 103,885,000 shares pursuant to the Exchange Agreement and the forward stock dividend issuance of 105,000,000) by:

- each person or entity known to own beneficially more than 5% of the common stock   or 5% of the  preferred stock;
- each of EMAX Investment’s directors;
- each of EMAX Investment’s named executive officers; and
- all executive officers and directors of EMAX as a group.

	Name and address of	Amount & Nature of
Title of Class	Beneficial Owner (1)	% Beneficial Ownership

COMMON STOCK

	ROXANNA WEBER	.001%	250,000
	President and Director

	TWI Enterprises	17.8%	34,551,061

	E AND A ENTERPRISES TRUST	59. %	113,842,500

	DORLISS BRIGHT	.005%	1,000,000
	DIRECTOR

Total		76%	193,193,809

1.	Except as otherwise set forth, the address for each of these shareholders is c/o EMAX WORLDWIDE, INC. 300 SOUTH 700, Suite B149 Salt Lake City, Utah.
2.	DiAnne Christmas is the irrevocable trustee for the TWI Enterprises and E and A Enterprises Trust

There is currently no arrangement, known to the Registrant, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a further change in control of the Registrant.  The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and the new officers and director shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.

1. Except as otherwise set forth, the address for each of these shareholders is c/o EMAX WORLDWIDE, INC. 358  700, Suite B149 Salt Lake City, Utah 84102

To the knowledge of the Registrant, there are not any arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters with respect to the Registrant.  The sole director of the Registrant, Dianne Christmas, subsequently elected the following officers and directors (provided that the election of such directors shall be effective ten (10) days after the date of the Registrant’s filing of an Information Statement pursuant to Rule 14F-1) to replace them:

Board of Directors
Dr. Slavoljub Stefanovic	Director
Dorliss Bright	Director
Roxanna Weber	Director

    Dr. Slavoljub Stefanovic has 35 plus years experience in Finance, real estate, Retail, Import/Export and the Hospitality Industries. Dr. Stefanovic is the President/Founder of the company, Euro-American Finance Network, Inc, (EAFN). EAFN owns and operates 4 commercial investment properties, 2 lodging facilities, Retail Outlet and Gasoline Station, a Historic Building with 4 units, and an import/export business. EAFN also has bought and sold approximately 600 acres in Georgia and Texas and has been concentrating on commercial development.  Dr. Stefanovic will work closely to help EMAX evaluate and determine several new commercial real estate property acquisitions.

    Mr. Dorliss Bright brings to EMAX Holdings Corporation over 30 years experience in the advertising, marketing, print, TV and interactive media industries. Mr. Bright for many years owned and operated a full service advertising agency and has managed in excess of $20 million a year in annual billings. Mr. Bright will work with the company to help with all the branding needs of the company and to work with the EMAX studios to oversee all media development projects. Some of Mr. Brights’ clients include: Walt Disney World, JobWarehouse.com, AldoAldoAldo.com Career Portal, A-EConcepts.com, IBM, Siemen’s, General Electric, Ford Motor Company, Dole Foods, Toshiba, EPSON, DON KING Productions, American National Ltd., Barry Financial Group, Ron Jons, FARO Technologies Inc., Milliuiumdoctor.com, E-Surety, DiGiDOX,  Baccardi, Motorola, Champion Spark Plus, Mr. Gasket Inc., Star Media, and Marriott Vacation Club International. http://www.macbright.net

    There is currently no arrangement, known to the Registrant, including any pledge by any person of securities of the Registrant, the operation of which may at a subsequent date result in a further change in control of the Registrant.  The Registrant shall file with the Securities and Exchange Commission a statement on Schedule 14F reporting the events occurring in connection with the Agreement, and eMax shall file with the Securities and Exchange Commission a statement on Schedule 13D reporting its acquisition of the Purchased Securities.

Item 2.01.  Acquisition or Disposition of Assets.

    On  April 30, 2007,  in acceptance  of and subject to the terms and  conditions of that certain Agreement (the "Agreement"),  between ARTISTS INNOVATIONS , Inc., a Utah company (the  "Company") and EMAX MEDIA GROUP, INC. A SUBSIDARY OF EMAX HOLDINGS CORPORATION, a Utah corporation, dated  April 30, 2007,  wherein  the  Company  caused to be  issued  an  aggregate  of 8,310,800  EMAX MEDIA GROUP, Inc. Shares of Preferred Stock, with a stated value of $1.00 per share of its $0.000001 par value preferred  stock, and convertible into 103,885,000 shares of common stock in EMAX Holdings Corporation in exchange for certain  licensing rights more fully  described in the Agreement

    On April 30, 2007 Artists Innovations Corporation,  a  Utah  company  ("Artists"), and eMax Media Group, Inc., a subsidiary of eMax Holdings Corporation, a Delaware  corporation  ("eMax"),  entered into a licensing Agreement for the marketing and exploitation rights to media, and technology rights .  (the  "Licensing  Agreement")  On May 2, 2007, the respective Boards of Directors of Artists and eMax and the holders of a majority of the issued and outstanding  shares of common stock,  $.000001 par  value, approved and adopted the Licensing Agreement.  The licensing agreement from Artists Innovations for all non and exclusive marketing rights to the media, entertainment and technology rights was for a value of and wherein  there was  caused to be  issued  an  aggregate  of 8,310,800  EMAX MEDIA GROUP, Inc. Shares of Preferred Stock, with a stated value of $1.00 per share of its $0.000001 par value preferred  stock, and convertible into 103,885,000 shares of common stock in EMAX Holdings Corporation in exchange for certain  licensing rights more fully  described in the Agreement valued at $ 8,310,800 and with 103,885,000 shares of EMAX Holdings Corporation at a stated value of a ten day average trading price of $.08 per share of common stock to be and is being issued for the consideration of the rights
The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of EMAX and approved by the consent of the shareholders of EMAX on May 2, 2007.  The Exchange Agreement was adopted by the unanimous consent of the Board of Directors of ARTISTS on June 15, 2007.  No approval of the shareholders of ARTISTS is required under applicable state corporate law.

    Prior to the exchange, EMAX  had 193,193,708 shares of common stock outstanding and then the company reserved 103,885,000 shares of common stock in exchange for non and exclusive marketing rights to the media, entertainment and technology rights; for a value of $  8,310,800 .

    In evaluating ARTISTS and EMAX Holdings Corporation for the Licensing terms both companies used criteria such as the value of the licensing rights from Artists Innovations and the stock value of  EMAX Holdings Corporation.. EMAX and Artists determined that the consideration for the Licensing and the basis of the stock for exchange was reasonable.

ARTISTS intends to continue and grow its historical businesses and proposed businesses as set forth more fully immediately below

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

                (a) Financial statements of business  acquired.

Note:  To be filed by amendment.

                (b) Exhibits

Exhibit No.	Exhibit Description
23.1	Licensing Agreement dated April 17, 2007, among EMAX Holdings Corporation, and Artists Investments Corporation (Filed herewith.)

99.1	Press Release issued by Registrant, dated April 18, 2007 (Filed herewith.)

99.1	Press Release issued by Registrant, dated May 9, 2007 (Filed herewith.)

99.1	Press Release issued by Registrant, dated June 18, 2007 (Filed herewith.)

99.1	Press Release issued by Registrant, dated October 11, 2007 (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMAX Worldwide, Inc.

August 14, 2007	By: /s/Roxanna Weber
Name: Roxanna Weber
Title: CEO